Exhibit 99.2

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC ENTERTAINMENT HOLDINGS, INC.

PROVIDES SETTLEMENT NOTICE

LEAWOOD, KANSAS - (March 12, 2024) - AMC Entertainment Holdings, Inc. (NYSE: AMC), today announced that a federal court in New York has issued an order preliminarily approving a proposed settlement reached by all parties to a civil action brought by plaintiffs Dennis J. Donoghue and Mark Rubenstein, each of whom are AMC shareholders, for AMC to recover so-called “short-swing” profits under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) alleged to have been realized by defendants Antara Capital Master Fund LP, Antara Capital Fund GP LLC, Antara Capital LP, Antara Capital GP LLC, and Himanshu Gulati (collectively, the “Antara Defendants”) in connection with their purchases and sales of AMC securities. AMC is party to the suit in name only, which was brought for the benefit of AMC.

The court will hold a hearing on May 2, 2024 at 1:15 p.m. in Courtroom 12B at the Daniel Patrick Moynihan United States Courthouse, 500 Pearl Street, New York, New York to, among other things, consider whether to finally approve the proposed settlement. If finally approved, AMC will receive $3,300,000 from the Antara Defendants and the Antara Defendants will be released from claims of violations of Section 16(b) of the Exchange Act.

The settlement notice has been posted to the Investor Relations section of AMC’s website at https://investor.amctheatres.com/notice-03-12-2024.

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 900 theatres and 10,000 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its Signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com.

Website Information

This press release, along with other news about AMC, is available at www.amctheatres.com. We routinely post information that may be important to investors in the Investor Relations section of our website, https://investor.amctheatres.com/. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about AMC. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit https://investor.amctheatres.com/ to sign up for email alerts.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which they are made. Examples of forward-looking statements include statements we make regarding the settlement and any approval thereof. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as thereafter amended, and Form 10-Q for the quarter ended September 30, 2023, each as filed with the SEC, and the risks, trends and uncertainties identified in the Company’s other public filings. The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

Category: Company Release